SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  November 8, 2002
                                                       ----------_-----

                         Outback Steakhouse, Inc.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


      Delaware              1-15935              59-3061413
  ---------------       ----------------        -------------
  (State or other       (Commission File        (IRS Employer
  jurisdiction of           Number)          Identification No.)
   incorporation


2202 North Westshore Boulevard, 5th Floor
        Tampa, Florida                        33607
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(Address of principal executive             (Zip Code)
           offices)


    Registrant's telephone number, including area code:  (813) 282-1225
                                                         --------------
                      Not applicable.
                      ---------------
   (Former name or former address, if changed since last report)


Item 5.   Other Events.


     The Board of Directors of Outback Steakhouse, Inc. (the "Company") approved an amendment to its insider trading policy on January 23, 2002, to permit its officers and directors subject to the Company's insider trading guidelines to enter into written trading plans in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

      Paul E. Avery, a director of the Company, and director and officer of certain affiliates of the Company, entered into a stock trading plan on November 8, 2002, in accordance with Rule 10b5-1 to exercise stock options to purchase, and upon exercise to sell, up to 40,000 shares of the Company's common stock. The plan provides for option exercises and subsequent sales of specified share amounts at specific market prices, subject to specified limitations. Option exercises and sales pursuant to this plan begin on November 8, 2002 and terminate on May 1, 2003, unless terminated sooner in accordance with the plan's terms. This plan was established during the Company's trading "window." In addition, Mr. Avery has informed the Company that he will publicly disclose any stock exercises and stock sales made under the Rule 10b5-1 plan as required by the securities laws.





                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OUTBACK STEAKHOUSE, INC.


DATED:  November 8, 2002     By: /s/Joseph J. Kadow
                                 Joseph J. Kadow, Senior Vice President,
                                 Secretary and General Counsel